Exhibit 2.1

FIRST AMENDMENT TO BUSINESS COMBINATION AGREEMENT

This First Amendment to Business Combination Agreement (this “Amendment”) is made and entered into effective as of June 28, 2021, by and among (i) Industrial Tech Acquisitions, Inc., a Delaware corporation ( “ITAC”), (ii) Arbe Robotics Ltd., an Israeli company (the “Company”), and (iii) Autobot MergerSub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement (as hereinafter defined).

WHEREAS, ITAC, the Company and Merger Sub are parties to that certain Business Combination Agreement, dated as of March 18, 2021 (as hereby amended, the “Agreement”);

WHEREAS, as a direct result of recent accounting interpretations promulgated by the SEC discussed in Section 2, it has taken the Parties additional time to prepare their initial draft of the Registration Statement and, therefore, they hereby deem it desirable and in the best interest of the Parties to extend the originally contemplated Outside Date in accordance with the terms set forth herein; and

WHEREAS, the Parties desire to amend the Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the BCA, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Amendment to Extend the Outside Date. The Parties hereby agree that Section 7.1(b) of the Agreement is hereby amended to delete the reference to “August 31, 2021” therein and replace it with the date October 31, 2021.

2. Amendment regarding Warrant Liability. The ITAC Disclosure Schedules and Schedule 5.3 (Conduct of Business of ITAC) are hereby deemed amended to provide for a general disclosure (including with respect to Section 3.6 (SEC Filings and ITAC Financials) of the BCA) as to any actual or potential changes (including any required restatements of the ITAC Financials or the SEC Reports done during the Interim Period) to ITAC’s accounting of the ITAC Warrants as equity rather than as liabilities that were or may be required as a result the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) that was issued by the SEC on April 12, 2021, and related guidance by the SEC.

3. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Agreement and the Ancillary Documents are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Agreement or any Ancillary Document, or any other right, remedy, power or privilege of any Party, except as expressly set forth herein. Any reference to the Agreement in the Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Agreement, as amended by this Amendment (or as the Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Agreement, as amended by this Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the Parties with respect to the subject matter of the BCA, and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to its subject matter. If any provision of the Agreement is materially different from or inconsistent with any provision of this Amendment, the provision of this Amendment shall control, and the provision of the Agreement shall, to the extent of such difference or inconsistency, be disregarded. This Amendment shall be interpreted, construed, governed and enforced in a manner consistent with the Agreement, and, without limiting the foregoing, Sections 9.1 through 9.11, 9.13, 9.14 and 9.15 of the Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this Amendment as if all references to the “Agreement” contained therein were instead references to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Business Combination Agreement as of the date first written above.

ITAC:

INDUSTRIAL TECH ACQUISITIONS, INC.

By:	/s/ E. Scott Crist
Name: E. Scott Crist
Title: CEO

The Company:

ARBE ROBOTICS LTD.

By:	/s/ Kobi Marenko
Name: Kobi Marenko
Title: CEO

Merger Sub:

AUTOBOT MERGERSUB, INC.

By:	/s/ Kobi Marenko
Name: Kobi Marenko
Title: CEO

{Signature Page to First Amendment to Business Combination Agreement}